Exhibit 10.2

Execution Version

LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT

LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT, dated as of August 12, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among the Incremental Term Lender party hereto (the “Incremental Term 1 Lender”), ACI WORLDWIDE, INC. (the “Borrower”), the other Credit Parties party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent (in such capacity, the “Administrative Agent”) with BANK OF AMERICA, N.A. as Lead Arranger (in such capacity, the “Incremental Term 1 Lead Arranger”).

STATEMENT OF PURPOSE:

The Borrower, the banks and other financial institutions party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 10, 2011 (as amended by Consent and Waiver No. 1 to the Credit Agreement, dated as of May 9, 2012 (as amended by that certain First Amendment to Consent and Waiver No. 1 to the Credit Agreement, dated as of August 9, 2012) and by that certain Consent and Waiver No. 2 to Credit Agreement, dated as of August 29, 2012 and as amended and supplemented by the First Amendment and Consent and Waiver No. 3 to Credit Agreement dated as of September 11, 2012, that certain Second Amendment to Credit Agreement dated as of December 20, 2012, that certain Third Amendment to Credit Agreement and First Amendment to Subsidiary Guaranty Agreement dated as of March 4, 2013 and as supplemented by that certain Incremental Term Loan Agreement dated as of March 7, 2013, that certain Fourth Amendment to Credit Agreement dated as of August 20, 2013 and that certain Fifth Amendment to Credit Agreement and Second Amendment to Collateral Agreement dated as of August 12, 2014 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement).

The Borrower has informed the Administrative Agent that it intends, through its subsidiaries ACI Worldwide Corp. and Applied Communications Inc. U.K. Holding Limited, to consummate the Red Deer Acquisition (as defined below) and acquire Red Deer (as defined below).

In order to finance a portion of the consideration for the Red Deer Acquisition, pursuant to Section 2.8 of the Credit Agreement, the Borrower has requested that the Incremental Term 1 Lenders make Incremental Term Loans in an aggregate principal amount of $150 million.

Subject to the terms and conditions of the Credit Agreement, each Incremental Term 1 Lender shall become a Lender pursuant to one or more Lender Addition and Acknowledgement Agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1 New Term 1 Commitments and New Term 1 Loans.

(a) Subject to the terms and conditions set forth herein, each Incremental Term 1 Lender party hereto as of the date hereof agrees to make Incremental Term 1 Loans on the Incremental Term 1 Loan Effective Date (as defined below) in a single drawing in an aggregate principal amount equal to the Incremental Term 1 Commitments (as defined below). The Borrower may, in its sole discretion prior to the Incremental Term 1 Loan Effective Date, reduce the aggregate amount of the Incremental Term 1 Commitments, in full or in part. Effective on and at all times after the Incremental Term 1 Loan Effective Date, the Incremental Term 1 Loans will constitute an increase to the tranche of Initial Term Loans, will constitute Term Loans, and, together with all Initial Term Loans outstanding prior to the Incremental Term 1 Loan Effective Date, will be construed as a single fungible Class and tranche of Term Loans (for the avoidance of doubt, the Administrative Agent shall internally track the Initial Term Loans and Incremental Term 1 Loans as separate tranches).

(b) The Borrower agrees to pay to each Incremental Term 1 Lender party to this Agreement on the Incremental Term 1 Loan Effective Date, as fee compensation for the funding of such Lender’s Incremental Term 1 Loan, a funding fee (the “Incremental Term 1 Funding Fee”) in an amount equal to 0.25% of the stated principal amount of such Lender’s Incremental Term 1 Loans funded on the Incremental Term 1 Loan Effective Date.

Section 2 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Incremental Term 1 Lead Arranger” shall mean Bank of America, N.A..

“Incremental Term 1 Commitments” shall mean, as to each Incremental Term 1 Lender, the obligation of such Incremental Term 1 Lender to make an Incremental Term 1 Loan in an amount as set forth on Schedule A hereto to the Borrower under this Agreement. The initial aggregate principal amount of the Incremental Term 1 Commitment is $150,000,000.

“Incremental Term 1 Loan Effective Date” shall mean the date on which the conditions to effectiveness set forth in Section 4 of this Agreement have been fulfilled.

“Incremental Term 1 Loans” shall mean the term loans being made under this Agreement.

“Red Deer” means, collectively, Retail Decisions Europe Limited and Retail Decisions, Inc.

“Red Deer Acquisition” shall mean the transaction pursuant to the Red Deer Acquisition Agreement whereby ACI Worldwide Corp. and Applied Communications Inc. U.K. Holding Limited will acquire 100% of Red Deer and its Subsidiaries.

“Red Deer Acquisition Agreement” shall mean the Share Purchase Agreement, dated July 21, 2014 (including the disclosure schedules thereto) by and between Retail Decisions Limited, Cardcast Limited, Applied Communications Inc. U.K. Holding Limited and ACI Worldwide Corp.

“Red Deer Transaction” shall mean, collectively, the Red Deer Acquisition, the borrowing of the Incremental Term 1 Loans and the transactions related thereto.

Section 3 Terms and Conditions. Pursuant to Section 2.8 of the Credit Agreement, the Incremental Term 1 Loans shall have identical terms as the Initial Term Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Credit Parties or any provisions regarding the rights of the Term Loan Lenders, of the Credit Agreement and the other Loan Documents, including, without limitation:

(a) Interest Rate Options. The Applicable Margin on the Incremental Term 1 Loans shall be the same as applicable to the existing Initial Term Loans (i.e., the Base Rate and LIBOR Rate with respect to the Incremental Term 1 Loans shall be the Base Rate and LIBOR Rate, respectively, for the existing Initial Term Loans, and the Incremental Term 1 Loans shall bear interest at the (i) the Base Rate plus the Applicable Margin with respect to the existing Initial Term Loans or (ii) the LIBOR Rate plus the Applicable Margin with respect to the existing Initial Term Loans). The initial Interest Period shall end on the same day as the current Interest Period for the existing Initial Term Loans, and the Incremental Term Loans shall be LIBOR Rate Loans, in each case as may be otherwise determined by the Borrower.

(b) Mandatory Prepayments. The Incremental Term 1 Loans shall be subject to mandatory prepayments on the same basis as Initial Term Loans as set forth in Section 4.5(b) of the Credit Agreement (such mandatory prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among each Initial Term Loan and the Incremental Term 1 Loans).

(c) Optional Prepayments. The Incremental Term 1 Loans may be optionally prepaid on the same basis as the existing Initial Term Loans as set forth in Section 4.5(a) of the Credit Agreement (such optional prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among each Initial Term Loan and the Incremental Term 1 Loans).

(d) Repayment of Incremental Term 1 Loans. Except to the extent due or paid sooner pursuant to the provisions of the Credit Agreement, the Borrower will repay the aggregate outstanding principal of the Incremental Term 1 Loans in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing September 30, 2014 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.5 of the Credit Agreement:

Fiscal Quarter	Principal Installment ($)
September 30, 2014	$5,067,567.57
December 31, 2014	$5,067,567.57
March 31, 2015	$5,067,567.57
June 30, 2015	$5,067,567.57
September 30, 2015	$6,081,081.08
December 31, 2015	$6,081,081.08
March 31, 2016	$6,081,081.08
June 30, 2016	$6,081,081.08
September 30, 2016	$6,081,081.08
December 31, 2016	$6,081,081.08
March 31, 2017	$6,081,081.08
June 30, 2017	$6,081,081.08
September 30, 2017	$6,081,081.08
December 31, 2017	$6,081,081.08
March 31, 2018	$6,081,081.08
June 30, 2018	$6,081,081.08
Term Loan Maturity Date	Remainder

If not sooner paid, each of the Initial Term Loans and Incremental Term 1 Loans shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date

(e) Credit Agreement Governs. From and after the date that the Incremental Term 1 Commitments are terminated and permanently reduced to $0 (including as a result of borrowing the full amount of the Incremental Term 1 Commitments), each reference to a “Term Loan” or “Term Loans” in the Credit Agreement, as in effect on the Incremental Term 1 Loan Effective Date, shall be deemed to include the Incremental Term 1 Loans, each reference to a “Term Loan Lender” in the Credit Agreement, as in effect on the Incremental Term 1 Loan Effective Date, shall be deemed to include the Incremental Term 1 Lenders and related terms will have correlative meanings mutatis mutandis (in each case, unless the context otherwise requires).

Section 4 Conditions to Effectiveness. This Agreement and the obligations of the Incremental Term 1 Lenders to make Incremental Term 1 Loans shall become effective on the Incremental Term 1 Loan Effective Date, being the date when:

(a) This Agreement shall have been executed and delivered by the Borrower, the other Credit Parties, the Incremental Term 1 Lenders party hereto and the Administrative Agent.

(b) The Incremental Term 1 Lead Arranger and the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Incremental Term 1 Lead Arranger and the Administrative Agent:

(i) Officer’s Certificate of the Borrower. A certificate from a Responsible Officer of the Borrower to the effect that (A) as of the Incremental Term 1 Loan Effective Date, the Borrower will be in pro forma compliance with the financial covenants set forth in Article X of the Credit Agreement (it being understood that the full principal amount of the Incremental Term 1 Loan Commitment shall be deemed to be outstanding Indebtedness on the Incremental Term 1 Loan Closing Date for purposes of such pro forma calculations), together with supporting data reasonably satisfactory to the Administrative Agent to evidence such compliance; (B) neither the Borrower nor any of its Subsidiaries is in violation of any of the covenants contained in this Agreement or the other Loan Documents to which the Borrower or such Subsidiary is a party; (C) after giving effect to the closing of this Agreement, no Default or Event of Default has occurred and is continuing; and (D) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in this Section 4;

(ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Incremental Term 1 Loan Effective Date, (C) resolutions duly adopted by the board of directors or other governing body of such Credit Party authorizing and approving the borrowing of the Incremental Term 1 Loans and the other transactions contemplated hereby and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 4(b)(iii) below

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business and, to the extent available and requested by the Administrative Agent, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

(iv) Opinions of Counsel. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Incremental Term 1 Lenders with respect to the Credit Parties, the transactions contemplated hereby and such other matters as the Lenders shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).

(c) The Incremental Term 1 Lead Arranger and the Administrative Agent shall have received a solvency certificate from the Borrower reasonably satisfactory to the Incremental Term 1 Lead Arranger and the Administrative Agent.

(d) The Administrative Agent shall have received pro forma consolidated financial statements for the Borrower and its Subsidiaries, and projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements through the term of the Credit Facility, which shall not be materially inconsistent with any financial information or projections previously delivered to the Administrative Agent.

(e) Those representations and warranties made by the Borrower and the Guarantors in Sections 7.1(a), 7.1(c), 7.1(d), 7.1(e)(ii), 7.1(m) (provided that, for purposes hereof, the reference to the “Closing Date” shall be to the “Incremental Term 1 Loan Effective Date” and the reference to “this Agreement” shall be to this Agreement) and 7.1(r)(ii) and 7.1(t) (collectively, the “Specified Representations”) and such of the representations and warranties made by Retail Decisions Limited and Cardcast Limited with respect to Red Deer in the Red Deer Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that ACI Worldwide Corp. or Applied Communications Inc. U.K. Holding Limited and their respective affiliates have the right to, pursuant to the Red Deer Acquisition Agreement, terminate its obligations under the Red Deer Acquisition Agreement or decline to consummate the Red Deer Acquisition as a result of a breach of such representation in the Red Deer Acquisition Agreement (collectively, the “Specified Acquisition Agreement Representations”) shall be true in all material respects; provided that any Specified Acquisition Agreement Representations shall be required to be true and correct in all material respects only to the extent that the Borrower or its applicable affiliate has the right to, pursuant to the Red Deer Acquisition Agreement, terminate its obligations under the Red Deer Acquisition Agreement or decline to consummate the Red Deer Acquisition as a result of a breach of such Specified Acquisition Agreement Representation.

(f) Except as disclosed in the Disclosure Schedules (as defined in the Red Deer Acquisition Agreement), since December 31, 2013, there shall not have been any material adverse change referenced in Section 2.3(c) of the Red Deer Acquisition Agreement or any development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse change referenced in Section 2.3(c) of the Red Deer Acquisition Agreement.

(g) The Red Deer Acquisition shall have been consummated or shall be consummated substantially concurrently with the initial funding of the Incremental Term 1 Loans in accordance with the Red Deer Acquisition Agreement without any waiver or amendment thereof or any consent thereunder in any manner materially adverse to the Lenders or the Incremental Term 1 Lead Arranger, unless consented to by the Incremental Term 1 Lead Arranger (such consent not to be unreasonably withheld or delayed); provided that (x) any reduction in the purchase price in respect of the Red Deer Acquisition will be deemed not to be materially adverse to the Lenders and the Incremental Term 1 Arranger so long as there is a concurrent reduction in the aggregate principal amount of the Incremental Term 1 Commitments in an amount equal to such reduction, (y) any increase in the purchase price in respect of the Red Deer Acquisition will be deemed not to be materially adverse to the Lenders and the Incremental Term 1 Lead Arranger so long as it is funded by net cash proceeds of any additional qualified equity contributed to the Borrower or by additional cash on hand of the Borrower and its subsidiaries (it being understood and agreed that no purchase price or similar adjustment provisions set forth in the Red Deer Acquisition Agreement shall constitute a reduction or increase in the purchase price in respect of the Red Deer Acquisition) and (z) any change to Section 2.3(c) of the Red Deer Acquisition Agreement shall be deemed materially adverse to the Lenders and Incremental Term 1 Lead Arranger and shall require the consent of the Incremental Term 1 Lead Arranger.

(h) Immediately following the Red Deer Transaction, neither the Borrower nor any of its Subsidiaries shall have any indebtedness for borrowed money or preferred equity other than (i) the indebtedness outstanding under the Credit Agreement as of the Incremental Term 1 Loan Effective Date and the Incremental Term 1 Loans (ii) debt owed to, and preferred stock held by, the Borrower or any of its Subsidiaries, (iii) capital leases, purchase money debt and equipment financings, in each case, in the ordinary course of business, (iv) other indebtedness of the Borrower and its subsidiaries set forth on the Borrower’s balance sheet in its March 31, 2014 Form 10-Q and (v) indebtedness permitted under the Credit Agreement. The Administrative Agent shall have received reasonably satisfactory evidence of repayment of all indebtedness to be repaid on the Incremental Term 1 Loan Effective Date and the discharge (or the making of arrangements for discharge) of all liens other than liens permitted to remain outstanding under the Credit Documentation.

(i) The Incremental Term 1 Lead Arranger shall have received (i) the U.S. GAAP audited combined balance sheet of Retail Decisions, Inc. as of December 31, 2013 and the audited combined statement of income and combined statement of cash flows for Retail Decisions, Inc. for the years ended December 31, 2013 (the “Acquired Business Audited Financial Statements”), (ii) U.S. GAAP unaudited combined balance sheets and the related unaudited combined statements of income and statements of cash flows of the Retail Decisions, Inc. as of the end of and for each fiscal quarter of 2014 ended at least 45 days prior to the

Incremental Term 1 Loan Effective Date and for the period elapsed from the beginning of 2014 to the end of such fiscal quarter and for the comparable periods of 2013 (the “Acquired Business Unaudited Financial Statements”), (iii) U.S. GAAP unaudited condensed consolidated statements of financial condition and the related unaudited condensed consolidated statements of income and statements of cash flows of the Borrower as of the end of and for each fiscal quarter of 2014 ended at least 45 days prior to the Incremental Term 1 Loan Effective Date and for the period elapsed from the beginning of 2014 to the end of such fiscal quarter and for the comparable periods of 2013 (the “Borrower Unaudited Financial Statements”), (iv) U.S. GAAP audited condensed consolidated statements of financial condition and the related audited condensed consolidated statements of income and statements of cash flows of the Borrower as of the end of fiscal 2013 (the “Borrower Audited Financial Statements”) and (v) a pro forma consolidated balance sheet and related pro forma statements of income for the Borrower (the “Pro Forma Financial Statements,” together with the Acquired Business Audited Financial Statements, the Acquired Business Unaudited Financial Statements, the Borrower Audited Financial Statements and the Borrower Unaudited Financial Statements, the “Required Financial Information”) as of December 31, 2013 and the date of the latest balance sheet included within the Borrower Unaudited Financial Statements, for the year ended December 31, 2013, for the period elapsed from January 1, 2014 to the end of the latest period covered by the Borrower Unaudited Financial Statements and for the twelve-month period ending with the latest period covered by the Borrower Unaudited Financial Statements, in each case, prepared in good faith after giving effect to the Red Deer Transaction as if the Red Deer Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) (it being agreed that such Pro Forma Financial Statements need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting).

(j) The Borrower and each of the Guarantors shall have provided at least three business days prior to the Incremental Term 1 Loan Effective Date the documentation and other information to the Administrative Agent and the Incremental Term 1 Lead Arranger that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, to the extent the Borrower shall have received written requests therefor at least ten business days prior to the Incremental Term 1 Loan Effective Date.

(k) All fees due to the Administrative Agent and the Incremental Term 1 Lead Arranger on the Incremental Term 1 Loan Effective Date shall have been paid, and all expenses to be paid or reimbursed to the Administrative Agent and the Incremental Term 1 Lead Arranger on the Incremental Term 1 Loan Effective Date (including, without limitation, fees and reasonable out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel to the Incremental Term 1 Lead Arrangers and McGuireWoods LLP to the Administrative Agent) that have been invoiced a reasonable period of time prior to the Incremental Term 1 Loan Effective Date shall have been paid, in each case, from the proceeds of the Incremental Term 1 Loans.

For purposes of determining compliance with the conditions specified in this Section 4, the Incremental Term 1 Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Incremental Term 1 Lenders unless the Administrative Agent shall have received notice from the Incremental Term 1 Lenders prior to the Incremental Term 1 Loan Effective Date specifying its objection thereto.

Notwithstanding the foregoing, to the extent the perfection of the security interest in any Collateral is not or cannot be provided on or before the Incremental Term 1 Loan Effective Date (other than the perfection of security interests (i) in assets with respect to which a lien may be perfected by the filing of a UCC financing statement, (ii) in federally registered intellectual property with respect to which a lien may be perfected by the filing of an intellectual property security agreement with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) in capital stock, other certificated equity securities and instruments with respect to which a lien may be perfected by the delivery of a stock or other certificate or such instrument, together with a stock power, assignment separate from certificate or along duly executed in blank) after use by the applicable Credit Party of commercially reasonable efforts to do so then the delivery of documents and instruments or taking such other action as may be required for the perfection of such security interests shall not constitute a condition precedent to the availability of the Incremental Term 1 Loans on the Incremental Term 1 Loan Effective Date, in which case Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests, within ninety (90) days after the Incremental Term 1 Loan Effective Date. Notwithstanding the foregoing, it is understood that the property of Red Deer will not be subject to a security interest and lien in favor of the Administrative Agent on the Incremental Term 1 Loan Effective Date, but such security interest will be granted in accordance with the time period set forth in Section 9.10 of the Credit Agreement.

Section 5 Post-Effectiveness Covenant

With respect to assets acquired as a result of the consummation of the Red Deer Acquisition, the Borrower shall comply with the provisions of Section 9.10 and 9.12 of the Credit Agreement.

Section 6 Reaffirmation.

Each Credit Party hereby expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, in respect of the Incremental Term 1 Loans) under the Subsidiary Guaranty Agreement, as applicable, and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, in respect of the Term 1 Loans) pursuant to the Security Documents.

Section 7 Miscellaneous.

(a) Headings. Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(b) Governing Law and Waiver of Right to Trial by Jury. ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR IN TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Sections 14.5 and 14.6 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

(c) Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(d) Agreements of New Lenders. Each Incremental Term 1 Lender that immediately prior to the effectiveness of this Agreement is not a Lender under the Credit Agreement hereby (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets the requirements of an Eligible Assignee under the Credit Agreement, (C) from and after the Incremental Term 1 Loan Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Incremental Term 1 Loan Commitment and its share of the outstanding Incremental Term 1 Loans, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions relating to the transactions contemplated by this Agreement and the other Loan Documents and either it, or the Person exercising discretion in making its decision to enter into this Agreement, is experienced in such transactions, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 thereof and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to engage in the transactions contemplated hereby, (F) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to engage in the transactions contemplated hereby, and (G) if it is a Foreign Lender, it has delivered to the appropriate parties any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Foreign Lender; and (ii) agrees that (A) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender

(e) Effect of Agreement; References to the Credit Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Incremental Term 1 Loan Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Incremental Term 1 Loan Effective Date, the Credit Agreement as amended hereby.

(f) Bank of America, N.A. will act as lead arranger for the Incremental Term 1 Loans.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

ACI WORLDWIDE, INC., as the Borrower

By:	/s/ Dennis Byrnes
	Name:	Dennis Byrnes
	Title:	Executive Vice President, Chief
Administrative Officer, General
Counsel and Secretary

ACI WORLDWIDE CORP., as a Subsidiary Guarantor

By:	/s/ Dennis Byrnes
	Name:	Dennis Byrnes
	Title:	Vice President and Secretary

APPLIED COMMUNICATIONS INC. U.K. HOLDING LIMITED, as a Subsidiary Guarantor

By:	/s/ Dennis Byrnes
	Name:	Dennis Byrnes
	Title:	Director

OFFICIAL PAYMENTS CORPORATION, as a Subsidiary Guarantor

By:	/s/ Dennis Byrnes
	Name:	Dennis Byrnes
	Title:	President

ORCC SOLUTIONS, LLC, as a Subsidiary Guarantor

By:	/s/ Dennis Byrnes
	Name:	Dennis Byrnes
	Title:	President

P M SYSTEMS CORPORATION, as a Subsidiary Guarantor

By:	/s/ Dennis Byrnes
	Name:	Dennis Byrnes
	Title:	Vice President and Secretary

[Incremental Term 1 Joinder Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ G. Mendel Lay, Jr.
	Name:	G. Mendel Lay, Jr.
	Title:	Senior Vice President

[Incremental Term 1 Joinder Agreement]

BANK OF AMERICA, N.A., as Incremental Term 1 Lender

By:	/s/ Thomas M. Paulk
	Name:	Thomas M. Paulk
	Title:	Senior Vice President

Capital Bank N.A., as Incremental Term 1 Lender

By:	/s/ Dilian Schulz
	Name:	Dilian Schulz
	Title:	Senior Vice President

Comerica Bank, as Incremental Term 1 Lender

By:	/s/ Gerald R. Finney, Jr.
	Name:	Gerald R. Finney, Jr.
	Title:	Vice President

Compass Bank, as Incremental Term 1 Lender

By:	/s/ W. Brad Davis
	Name:	W. Brad Davis
	Title:	Senior Vice President

Fifth Third Bank, as Incremental Term 1 Lender

By:	/s/ Robert Urban
	Name:	Robert Urban
	Title:	Managing Director

HSBC Bank USA, N.A., as Incremental Term 1 Lender

By:	/s/ Peter Martin
	Name:	Peter Martin
	Title:	Vice President

Manufacturers Bank, as Incremental Term 1 Lender

By:	/s/ Dirk Price
	Name:	Dirk Price
	Title:	Vice President

PNC Bank, as Incremental Term 1 Lender

By:	/s/ Oluchi Chuka
	Name:	Oluchi Chuka
	Title:	Vice President, Assoc. Relationship Mgr

Citizens Bank National Association (formerly known as RBS Citizens, National Association), as Incremental Term 1 Lender

By:	/s/ Srbui Seferian
	Name:	Srbui Seferian
	Title:	Director

Regions Bank, as Incremental Term 1 Lender

By:	/s/ David Sozio
	Name:	David Sozio
	Title:	Senior Vice President

Stifel Bank & Trust, as Incremental Term 1 Lender

By:	/s/ John H. Phillips
	Name:	John H. Phillips
	Title:	Executive Vice President

TD Bank, N.A., as Incremental Term 1 Lender

By:	/s/ Todd Antico
	Name:	Todd Antico
	Title:	Senior Vice President

Wells Fargo Bank, N.A., as Incremental Term 1 Lender

By:	/s/ G. Mendel Lay, Jr.
	Name:	G. Mendel Lay, Jr.
	Title:	Senior Vice President

Schedule A

Incremental Term 1 Lender[1]	Incremental Term 1 Commitment
Wells Fargo Bank	$7,500,000
RBS Citizens	$7,500,000
Fifth Third Bank	$7,500,000
Bank of America	$22,000,000
HSBC	$50,000,000
Regions Bank	$15,500,000
Compass Bank	$5,000,000
PNC Bank	$5,000,000
TD Bank	$15,000,000
Comerica	$5,000,000
Stifel Bank & Trust	$2,500,000
Capital Bank	$5,000,000
Manufacturers Bank	$2,500,000

Total:	$150,000,000.00

[1]	Names used on this Schedule A may be the legal name, marketing name or commonly used name of each entity.

A-1